Filed Pursuant to Rule 424(b)(7)
Registration No. 333-236503
Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Warrants	24,225,743	$— (1)	$— (1)	$— (1)
Common stock, $0.01 par value per share	24,225,743 (2)	$12.51-$15.66 (3)	$321,087,560.58 (3)	$35,030.65 (3) (4)

(1) Pursuant to Rule 457(g) of the Securities Act of 1933, as amended (the “Securities Act”), no separate fee is recorded for the warrants and the entire fee is allocated to the underlying common stock.
(2) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional shares of the common stock of American Airlines Group Inc. (the “Registrant”) which may become issuable as a result of any stock dividend, stock split, recapitalization or similar transaction effected without receipt by the Registrant of consideration which would increase the number of outstanding shares of common stock.
(3) The registration fee has been calculated in accordance with Rule 457(g) under the Securities Act based on the exercise price of the warrants. The warrants issued in connection with PSP1 and the Treasury Loan Agreement (each as defined below) have an exercise price of $12.51 per warrant. The warrants issued in connection with PSP2 have an exercise price of $15.66 per share. The chart below details the calculations of the registration fee:

Securities	Amount to be registered	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the exercise of the warrants issued in connection with PSP1	14,107,509	$12.51	$176,484,937.59
Shares issuable upon the exercise of the warrants issued in connection with the Treasury Loan Agreement	4,396,483	$12.51	$55,000,002.33
Shares issuable upon the exercise of the warrants issued in connection with PSP2	5,721,751	$15.66	$89,602,620.66
Proposed maximum aggregate offering price			$321,087,560.58

(4) On August 28, 2020, in connection with the filing of a prospectus supplement (Registration No. 333-236503) (the “August Prospectus Supplement”), the Registrant previously paid a filing fee of $22,252.33 for the registration of 13,703,876 shares and warrants offered hereby. On November 25, 2020, pursuant to Rule 457(p), the Registrant applied $19,254.51 of the filing fee paid in connection with the filing of the August Prospectus Supplement to pay the filing fee due in connection with the filing of a new prospectus supplement (the “November Prospectus Supplement”). Pursuant to Rule 457(p), the Registrant is offsetting $22,252.33 filing fee previously paid in connection with the August Prospectus Supplement and the November Prospectus Supplement against the total $35,030.65 filing fee currently due.

Prospectus Supplement
(To Prospectus dated February 19, 2020)
American Airlines Group Inc.
Warrants to Purchase 24,225,743 Shares of Common Stock
24,225,743 Shares of Common Stock

This prospectus supplement covers the resale of warrants (the “Warrants”) to purchase up to 24,225,743 shares of our common stock, par value $0.01 per share, and the shares of such common stock (the “Warrant Shares”) issuable upon the exercise of the Warrants, in each case, by the selling securityholder named herein.
On April 20, 2020, American Airlines, Inc. (“American”), Envoy Air Inc., Piedmont Airlines, Inc. and PSA Airlines, Inc. (collectively, the “Guarantor Subsidiaries”), each a wholly-owned subsidiary of our company, entered into a Payroll Support Program Agreement (the “PSP1 Agreement”) with the United States Department of the Treasury (“Treasury”), with respect to the payroll support program (“PSP1”) under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). In connection with our entry into the PSP1 Agreement, on April 20, 2020, we entered into a Warrant Agreement (the “PSP1 Warrant Agreement”) with Treasury, pursuant to which we issued to Treasury warrants (the “PSP1 Warrants”) to purchase up to 14,107,509 shares of our common stock (the “PSP1 Warrant Shares”).
On September 25, 2020, we entered into a Loan and Guarantee Agreement, as subsequently amended on October 21, 2020 and on January 15, 2021 (the “Treasury Loan Agreement”), with Treasury in connection with the loan program under the CARES Act and, concurrent therewith, we also entered into a warrant agreement (the “Treasury Loan Warrant Agreement”) with Treasury, pursuant to which we issued to Treasury warrants (the “Treasury Loan Warrants”) to purchase up to 4,396,483 shares of our common stock (the “Treasury Loan Warrant Shares”). The Treasury Loan Agreement was terminated on March 24, 2021 upon the repayment in full of all loans outstanding thereunder.
On January 15, 2021, the Guarantor Subsidiaries, entered into a Payroll Support Program Extension Agreement (the “PSP2 Agreement”) with Treasury, with respect to the payroll support program (“PSP2”) under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021 (the “PSP Extension Law”). In connection with our entry into the PSP2 Agreement, on January 15, 2021, we entered into a Warrant Agreement (the “PSP2 Warrant Agreement”) with Treasury, pursuant to which we issued to Treasury warrants (the “PSP2 Warrants”) to purchase up to 5,721,751 shares of our common stock (the “PSP2 Warrant Shares”).
The initial exercise price of each PSP1 Warrant Share and Treasury Loan Warrant Share is $12.51. The initial exercise price of each PSP2 Warrant Share is $15.66. The exercise price and the number of Warrant Shares to be issued are subject to adjustment as a result of certain anti-dilution provisions provided for in the Warrants.
We agreed to register the resale of the Warrants and Warrant Shares. On August 28, 2020, we filed a prospectus supplement, which was amended and restated on November 25, 2020 (the “Original Prospectus Supplement”), to register the resale of the PSP1 Warrants and PSP1 Warrant Shares. This prospectus supplement amends and restates the Original Prospectus Supplement to register the resale of the full amount of Warrants and Warrant Shares issued, in the aggregate, in connection with PSP1, PSP2 and the Treasury Loan Agreement.
The selling securityholder may sell the Warrants and Warrant Shares described in this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the selling securityholder may sell its Warrants and Warrant Shares in the section of this prospectus supplement entitled “Plan of Distribution.” We will not pay any underwriting discounts or commissions in connection with sales of the Warrants or Warrant Shares under this prospectus supplement. We are paying the cost of registering the Warrants and Warrant Shares covered by this prospectus supplement, as well as various related expenses. The selling securityholder is responsible for all selling commissions, transfer taxes and other costs related to the sale of the Warrants and Warrant Shares covered by this prospectus supplement.
We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire prospectus supplement and any amendments or supplements carefully before you make your investment decision.
Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “AAL.” On March 25, 2021, the last reported sale price of our common stock on Nasdaq was $22.77 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is March 26, 2021

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
This prospectus supplement is part of a registration statement that American Airlines Group Inc. and American Airlines, Inc. filed jointly with the U.S. Securities and Exchange Commission (the “SEC”) each as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Incorporation of Certain Documents by Reference.”
We have not, and the selling securityholder has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectuses prepared by or on behalf of us or to which we have referred you.
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We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These securities will not be offered for sale in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we expressly indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement incorporates by reference, and any related free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
This prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or to which we have referred you, contain and incorporate by reference information that you should consider when making your investment decision.
PRESENTATION OF INFORMATION
In this prospectus supplement, all references to “AAG” refer to American Airlines Group Inc. All references to “we,” “us,” “our,” the “Company” and similar designations refer to AAG and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. All references to “American” refer to AAG’s direct wholly-owned subsidiary, American Airlines, Inc.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
Certain of the statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related free writing prospectus, the documents incorporated by reference herein and therein and other materials filed or to be filed with the SEC represent our expectations or beliefs concerning future events and should be considered “forward-looking statements” within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, such as, without limitation, statements that discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. These forward-looking statements are based on our current objectives, beliefs and expectations, estimates and strategies for the future, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, the outbreak and global spread of COVID-19 and resulting severe decline in demand for air travel; downturns in economic conditions and related depressed demand for air travel that could adversely affect our business; an inability to obtain sufficient financing or other capital, including in response to the impact of COVID-19, to operate successfully and in accordance with our current business plan; our ability to preserve cash and improve our overall liquidity position in response to the impact of COVID-19; the effect our high level of debt and other obligations may have on our ability to fund general corporate requirements, our ability to obtain additional financing and respond to competitive developments and adverse economic and industry conditions; our significant pension and other postretirement benefit funding obligations; the loss of key personnel upon whom we depend to operate our business or the inability to attract and develop additional qualified personnel; the impact of changing economic and other conditions beyond our control, including global events that affect travel behavior, and volatility and fluctuations in our results of operations due to seasonality; the impact of union disputes, employee strikes and other labor-related disruptions, or our inability to otherwise maintain labor costs at competitive levels; our reliance on third-party regional operators or third-party service providers that have the ability to affect our revenue and the public’s perception about our services; the impact of any damage to our reputation or brand image; any negative publicity stemming from any public incident involving our company, our people or our brand, including any accident or other public incident involving our personnel or aircraft, a type of aircraft in our fleet, or the personnel or aircraft of our regional or codeshare or joint business operators; challenges in integrating our computer, communications and other technology systems; changes to our business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the inability to protect our intellectual property rights, particularly our branding rights; the effect on our financial position and liquidity of being party to or involved in litigation; an inability to use net operating losses carried over from prior taxable years; any impairment in our significant amount of goodwill and an inability to realize the full value of our intangible assets or long-lived assets and any material impairment charges that would be recorded as a result; competitive practices in our industry, including the impact of low cost carriers, competing airline alliances and industry consolidation; any inability to produce the results we expect from the commercial relationships that we have with other airlines, including any related equity investments; the impact of continued periods of high volatility in fuel costs, increased fuel prices or significant disruptions in the supply of aircraft fuel; extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the global scope of our business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond our control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries and risks associated deterioration in global trade relations, including shifts in the trade policies of individual nations and risks associated with the legal and regulatory uncertainty resulting from the exit of the United Kingdom from the EU and related consequences; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the impact associated with climate change, including increased regulation to reduce emissions of our CO2 emissions, changing consumer preferences and the potential increased impacts of severe weather events on our operations and
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infrastructure; the impact of environmental and noise regulation; our dependence on a limited number of suppliers for aircraft, aircraft engines and parts; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; our reliance on technology and automated systems and the impact of any failure of these technologies or systems; costs of evolving data security and privacy requirements and the impact of any significant data security incident; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which we rely; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate our existing flight schedule and expand or change our route network; interruptions or disruptions in service at one or more of our key facilities; the effect of a higher than normal number of pilot retirements, more stringent duty time regulations, increased flight hour requirement for commercial airline pilots, reductions in the number of military pilots entering the commercial workforce and increased training requirements, causing a continuing shortage of commercial pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of the heavy taxation on the airline industry; price volatility of our common stock; the effects of our capital deployment program and the limitation, the suspension and discontinuation of our share repurchase program and dividend payments thereunder as required by the CARES Act and the PSP Extension Law and any future repurchases of or payment of dividends on our common stock; the effect of provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of our equity interests, including our common stock; the effect of provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws that may delay or prevent stockholders’ ability to change the composition of our Board of Directors and the effect this may have on takeover attempts that some of our stockholders might consider beneficial; the effect that the issuance or sale of shares of our common stock, rights to acquire shares of our common stock, or warrants issued to United States Department of the Treasury in connection with the CARES Act and the PSP Extension Law, could have on the trading price of our common stock and other economic, business, competitive, and/or regulatory factors affecting our business.These risks and uncertainties include, but are not limited to, those set forth: (i) under the heading “Risk Factors” set forth elsewhere in this prospectus supplement, (ii) in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, (especially in Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk and Risk Factors) and (iii) in the Company’s other filings with the SEC.
All forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and other materials filed or to be filed with the SEC are based upon information available to us on the date of this prospectus supplement or such document. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and our financial position and operating results in particular have been material, are changing rapidly, and cannot be predicted. Forward-looking statements speak only as of the date hereof or as of the dates indicated in such statements. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law.
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SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including the “Risk factors” section, and the other documents that we refer to and incorporate by reference herein, including in the “Risk Factors” sections of our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information in this prospectus supplement. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

The Company

American Airlines Group Inc. (“AAG”), a Delaware corporation, is a holding company and its principal, wholly-owned subsidiary is American. AAG was formed in 1982 under the name AMR Corporation as the parent company of American, which was founded in 1934. All of American’s common stock is owned by AAG. American operates principally through its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. and partner gateways, including in London, Madrid, Seattle/Tacoma, Sydney and Tokyo (among others). American is a founding member of the oneworld® alliance. American’s cargo division provides a wide range of freight and mail services, with facilities and interline connections available across the globe.

AAG’s principal executive office is located at 1 Skyview Drive, Fort Worth, Texas 76155. AAG’s telephone number is 817-963-1234 and its website is www.aa.com. Information contained on American’s website is not and should not be deemed a part of this prospectus supplement or any report or filing filed with or furnished to the SEC.

THE OFFERING

The summary below describes the principal terms of the offering. As used in this section, “we,” “our” and “us” refer to American Airlines Group Inc. and not to its subsidiaries.

Securities Offered by the Selling
Securityholder	Warrants to purchase up to 24,225,743 shares of our common stock (the “Warrants”).

Up to 24,225,743 shares of our common stock issuable upon the exercise of the Warrants (the “Warrant Shares”).

Warrants
The PSP1 Warrants and Treasury Loan Warrants have an initial exercise price of $12.51 per share and the PSP2 Warrants have an initial exercise price of $15.66. Each Warrant is exercisable until the fifth anniversary of the issuance date thereof. The Warrants are exercisable either through net share settlement or cash, at our option. The exercise price and the number of Warrant Shares to be issued are subject to adjustment as a result of certain anti-dilution provisions provided for in the Warrants.

You should carefully consider the information under “Description of Common Stock” and “Description of Warrants” and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus before investing in our securities.

Common Stock Outstanding as
of March 22, 2021	641,374,475 shares of our common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the Warrants or the Warrant Shares in this offering. See “Use of Proceeds.”

Nasdaq Global Select Market
Exchange Symbol	Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “AAL.” On March 25, 2021, the last reported sale price of our common stock on Nasdaq was $22.77 per share.

Risk Factors
Investing in our securities involves risks. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus before investing in our securities.

The number of shares of our common stock outstanding as of March 22, 2021 is based on 641,374,475 shares outstanding and excludes:

•24,225,743 shares of common stock issuable upon the exercise of the Warrants offered hereby;
•9,500,721 shares of common stock issuable upon the exercise of outstanding restricted stock units, as of March 22, 2021;
•22,830,454 shares of common stock available for issuance under our 2013 Equity Incentive Plan, as of March 22, 2021; and
•74,074,000 shares of common stock issuable upon the conversion of our 6.50% convertible senior notes due 2025.

RISK FACTORS
An investment in the Warrants and the Warrant Shares involves certain risks. You should carefully consider the risks described below in addition to those discussed from time to time in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision.
Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Special note about forward-looking statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations. The risk factors set forth in this prospectus supplement are in addition to, and not meant to be in lieu of, those that are in our reports referred to above and incorporated herein by reference from time to time.
Risks Related to the Warrants and our Common Stock
Sales of shares of our common stock by the selling securityholder may cause our stock price to decline.
As of March 22, 2021, we had 641,374,475 shares of common stock outstanding. Please also see “Summary—The Offering” for information regarding additional shares of common stock that are reserved for issuance as of the date hereof. Sales of substantial amounts of our shares of common stock in the public market by the selling securityholder, or the perception that those sales may occur, could cause the market price of shares of our common stock to decline and impair our ability to raise capital through the sale of additional shares of our common stock.
Each Warrant is a risky investment. You may not be able to recover the value of your investment in such Warrant, and such Warrant may expire worthless.
In order for you to recover the value of your investment in a Warrant, either (i) a trading market must develop for such Warrant and the market price of such Warrant must exceed the price you paid for such Warrant or (ii) the sale price of our common stock must be more than the sum of the exercise price of such Warrant and the price you paid for such Warrant for you to have an opportunity to exercise the Warrant and achieve a positive return on your investment.
Each Warrant is exercisable only for a limited period of time and will expire on the fifth anniversary of its issuance date. In the event that our common stock price does not trade above the level discussed above during the period when the applicable Warrant is exercisable, you will likely not be able to recover the value of your investment in such Warrant. In addition, if our common stock price falls and remains below the exercise price of the Warrants, the Warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the market price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. In addition, upon exercise of the Warrants, we have the option to deliver shares of our common stock or pay cash on a net basis after giving effect to payment of the exercise price for the Warrants, and such net settlement amount will be calculated based on the closing price of our common stock on the date of exercise. Accordingly, the number of shares and value of the common stock or cash payment you receive upon exercise of a Warrant will depend on the market price of our common stock on the day on which you choose to exercise such Warrant.
Any purchaser of a Warrant who receives shares of our common stock upon exercise of such Warrant will incur immediate and future dilution.
Upon exercise of a Warrant, we have the option to deliver shares of our common stock or pay cash on a net basis after giving effect to payment of the exercise price for such Warrant. If we determine to settle a Warrant in shares of our common stock, you could experience immediate and substantial dilution if the exercise price of such

Warrant at the time were higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the Warrants and described in this prospectus supplement, when we issue additional shares of our common stock that we are permitted or required to issue in any future offerings or under outstanding convertible securities, options and warrants and under our stock option plans or other employee or director compensation plans.
The market price of the Warrants will be directly affected by the market price of our common stock, which may be volatile.
There is no existing market for the Warrants, and we do not intend to apply to list the Warrants on any securities exchange or include the Warrants in any automated quotation system. To the extent a secondary market develops for the Warrants, the market price of our common stock will significantly affect the market price of the Warrants. This may result in greater volatility in the market price of the Warrants than would be expected for warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the Warrants.
The exercise price of, and the number of shares of our common stock underlying, the Warrants may not be adjusted for all dilutive events.
The exercise price of, and the number of shares of our common stock underlying, the Warrants are subject to adjustment for certain events summarized below under “Description of Warrants—Adjustments to Number of Shares and Exercise Price.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger, consolidation or similar transaction or, under certain circumstances, an issuance of common stock or convertible securities pursuant to benefit plans, business acquisitions and public or other broadly marketed offerings or for consideration (or having a conversion price per share) more than a specified amount below the then-current market value, in each case as further described under “Description of Warrants,” that may adversely affect the market price of the Warrants or our common stock. Other events that adversely affect the value of the Warrants or our common stock may also occur that do not result in an adjustment to the exercise price.
Holders of the Warrants will have no rights as a common stockholder unless and until such holders exercise their Warrants and acquire our common stock in accordance with the procedures set forth in the Warrants and Warrant Agreements.
Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
The Warrants do not automatically exercise, and any Warrant not exercised prior to the expiration date will expire unexercised.
The Warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of Warrants registered in your name or any portion thereof. Any Warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.
Treasury is a federal agency and your ability to bring a claim against Treasury as a selling securityholder under the federal securities laws may be limited.
The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act, by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act, or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part, or resulting from any other act or omission in connection with this offering of the Warrants by Treasury or the Warrant Shares, would likely be barred.
Hedging arrangements relating to the Warrants may affect the value of the common stock.
In order to hedge their positions, holders of the Warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of these activities on the trading price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of the common stock.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of the Warrants or the Warrant Shares held by the selling securityholder pursuant to this prospectus supplement.
We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the Warrants or Warrant Shares to be sold by the selling securityholder, including all registration, filing and listing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses, the reasonable fees and disbursements of the selling securityholder’s counsel, and expenses of our independent accountants (collectively, the “Registration Expenses”). The selling securityholder will bear all discounts, selling commissions and stock transfer taxes applicable to the sale of the Warrants or Warrant Shares and fees and disbursements to the selling securityholder’s counsel not included in the Registration Expenses.

DESCRIPTION OF WARRANTS
On April 20, 2020, the Guarantor Subsidiaries entered into the PSP1 Agreement with Treasury. In connection with our entry into the PSP1 Agreement, we entered into the PSP1 Warrant Agreement with Treasury, pursuant to which we issued to Treasury the PSP1 Warrants to purchase up to 14,107,509 PSP1 Warrant Shares.
On September 25, 2020, we entered into the Treasury Loan Agreement (as subsequently amended on October 21, 2020 and on January 15, 2021) with Treasury. The Treasury Loan Agreement was terminated on March 24, 2021 upon the repayment in full of all loans outstanding thereunder. In connection with our entry into the Treasury Loan Agreement, we also entered into the Treasury Loan Warrant Agreement with Treasury, pursuant to which we issued the Treasury Loan Warrants to purchase up to 4,396,483 Treasury Loan Warrant Shares.
On January 15, 2021, the Guarantor Subsidiaries entered into the PSP2 Agreement with Treasury. In connection with our entry into the PSP Agreement, we entered into the PSP2 Warrant Agreement with Treasury, pursuant to which we issued the PSP2 Warrants to purchase up to 5,721,751 PSP2 Warrant Shares.
We agreed to register the resale of the Warrants and Warrant Shares. On August 28, 2020, we filed a prospectus supplement, which was amended and restated on November 25, 2020 (the “Original Prospectus Supplement”), to register the resale of the PSP1 Warrants and PSP1 Warrant Shares. This prospectus supplement amends and restates the Original Prospectus Supplement to register the resale of the full amount of Warrants and Warrant Shares issued, in the aggregate, in connection with PSP1, PSP2 and the Treasury Loan Agreement.
The following is a summary of the general terms of the Warrants. This description is not complete and is subject to, and qualified in its entirety by reference to, the PSP1 Warrants, the PSP2 Warrants, the Treasury Loan Warrants, the PSP1 Warrant Agreement, the PSP2 Warrant Agreement and the Treasury Loan Warrant Agreement, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020.
Exercisability
The Warrants may be exercised, in whole or in part, at any time on or after their date of issuance, by delivering to us the exercised Warrant and a written notice of election to exercise such Warrant. Each Warrant is exercisable until the fifth anniversary of the issuance date thereof.
Exercise Price
The initial exercise price of each PSP1 Warrant Share and Treasury Loan Warrant Share is $12.51. The initial exercise price of each PSP2 Warrant Share is $15.66. The exercise price and the number of Warrant Shares to be issued are subject to adjustment as a result of certain anti-dilution provisions provided for in the Warrants.
Exercise
Upon our receiving a notice of exercise from a holder of the Warrants, we may choose whether to settle through net cash settlement or net share settlement. The holder of the Warrants does not elect whether the Warrants are settled in cash or in shares.
If we choose to settle through net cash settlement, the holder of the Warrants will not receive any shares of our common stock from the exercise; the holder will be entitled to receive cash equal to the product obtained by multiplying (A-B) by (C), where:
(A) = the average market price of a share of our common stock for the 15 consecutive trading day period ending on and including the trading day immediately preceding the date of exercise;
(B) = the exercise price per share of our common stock;
(C) = the number of shares of our common stock as to which the Warrant has been exercised.

If we choose to settle through net share settlement, the holder of the Warrants will be entitled to a number of shares of our common stock equal to the product obtained by multiplying (A-B)/A by C, where the letters have the same meanings indicated above.
Adjustments to Number of Shares and Exercise Price
The Warrants provide for proportional adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price upon the occurrence of certain events, such as stock splits, combinations, reverse stock splits and similar events. The Warrants also contain certain anti-dilution protections providing for the adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price due to certain repurchases of common stock, certain issuances of securities or certain distributions to securityholders.
Transferability
Subject to applicable laws, the Warrants are freely transferable. Pursuant to the Warrant Agreement, holders of the Warrants must provide us at least 30 days’ notice prior to selling the Warrants pursuant to the registration statement of which this prospectus supplement is a part.
Rights as a Stockholder
Except as otherwise provided in the Warrants or Warrant Agreement or by virtue of a holder’s ownership of shares of our common stock, the holders of Warrants do not have rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their Warrants.
Business Combinations
In the case of any merger, consolidation, share exchange or similar transaction that requires approval of our shareholders (“Business Combination”) or reclassification of our common stock, a holder’s right to receive our common stock upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock, other securities or property that our common stock would have been entitled to receive upon consummation of the Business Combination or reclassification.
No Fractional Shares
No fractional shares of our common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the holder of the Warrants and pay such holder cash in lieu of such fractional interest in our common stock.
No Listing
We do not plan on applying, nor are we obligated, to list the Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
Registration
Pursuant to the Warrant Agreement, we have agreed to use reasonable best efforts to keep the registration statement of which this prospectus supplement is a part (or a replacement) continuously effective and in compliance with the Securities Act until, subject to certain exceptions, the Warrants and Warrant Shares: (i) have been sold pursuant to an effective registration statement; (ii) are able to be sold pursuant to Rule 144 of the Securities Act without limitation on volume or manner of sale; (iii) cease to be outstanding; or (iv) have been sold in a private transaction in which the transferor’s rights under the Warrant Agreement are not assigned to the transferee of the securities.

Indemnification
Under the Warrants and Warrant Agreement, subject to certain exceptions, we agreed to indemnify the holders of the Warrants and certain related persons and entities against any losses, claims, damages, actions, liabilities, costs and expenses, arising out of or based on any untrue statement or alleged untrue statement of material fact contained in any registration statement or any document contained therein prepared or authorized by us in writing for use by the holders, including the registration statement of which this prospectus supplement is a part (or a replacement), or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SELLING SECURITYHOLDER
We are registering the resale of warrants (the “Warrants”) to purchase up to 24,225,743 shares of our common stock, par value $0.01 per share, and the shares of such common stock (the “Warrant Shares”) issuable upon the exercise of the Warrants, in each case, by the selling securityholder named herein from time to time.
The Warrants and Warrant Shares are comprised of:
•14,107,509 PSP1 Warrants exercisable for up to 14,107,509 PSP1 Warrant Shares;
•4,396,483 Treasury Loan Warrants exercisable for up to 4,396,483 Treasury Loan Warrant Shares;
•5,721,751 PSP2 Warrants exercisable for up to 4,396,483 PSP Warrant Shares.
We agreed to register the resale of the Warrants and Warrant Shares. On August 28, 2020, we filed a prospectus supplement, which was amended and restated on November 25, 2020 (the “Original Prospectus Supplement”), to register the resale of the PSP1 Warrants and PSP1 Warrant Shares. This prospectus supplement amends and restates the Original Prospectus Supplement to register the resale of the full amount of Warrants and Warrant Shares issued, in the aggregate, in connection with PSP1, PSP2 and the Treasury Loan Agreement.
The following tables set forth information as of March 22, 2021, with respect to the selling securityholder for whom we are registering Warrants and Warrant Shares for sale to the public, the number of shares of our common stock and Warrants owned by the selling securityholder prior to this offering, the percentage of common stock and Warrants owned by the selling securityholder prior to this offering, the number of Warrants and Warrant Shares being offered pursuant to this prospectus supplement, the number of shares of our common stock and Warrants to be owned upon completion of this offering, assuming all such Warrants and Warrant Shares are sold, and the percentage of common stock and Warrants owned by the selling securityholder after this offering, assuming all such Warrants and Warrant Shares are sold.
In the table below for the Warrant Shares, the number of Warrant Shares that may be offered pursuant to this prospectus supplement is the number of shares of common stock issuable pursuant to the Warrants. Pursuant to Rule 416 under the Securities Act, this prospectus supplement also covers any additional shares of our common stock that may become issuable in connection with the Warrant Shares by reason of a stock dividend, stock split or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.
As used in this prospectus supplement, the term “selling securityholder” includes the selling securityholder listed below, and any donees, pledgees, transferees or other successors in interest selling Warrant Shares received after the date of this prospectus supplement from the selling securityholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Warrant Shares Offered” represents all of the Warrant Shares that the selling securityholder may offer under this prospectus supplement. The number of Warrants in the column “Number of Warrants Offered” represents all of the Warrants that the selling securityholder may offer under this prospectus supplement. The selling securityholder may sell some, all or none of its Warrants or Warrant Shares. The selling securityholder may sell or transfer all or a portion of its Warrants or Warrant Shares pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the selling securityholder will hold the Warrants or Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling securityholder regarding the sale of any of the Warrants or Warrant Shares. Pursuant to the Warrant Agreement, Treasury must provide 30 days’ notice to us prior to the sale of the Warrants or any portion thereof.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 641,374,475 shares of our common stock outstanding as of March 22, 2021.

	Warrants Beneficially Owned before the Offering		Number of Warrants Offered	Warrants Beneficially Owned after the Offering (1)
Name of Selling Securityholder	Warrants	Percentage		Warrants	Percentage
United States Department of the Treasury	24,225,743	100%	24,225,743	—	—%

(1) The selling securityholder may offer and sell all or a part of the Warrants pursuant this prospectus supplement, but no estimates can be made as to the number of Warrants that will be held by the selling securityholder after the completion of any offering.

	Shares Beneficially Owned before the Offering		Number of Shares Offered	Shares Beneficially Owned after the Offering (1)
Name of Selling Securityholder	Shares	Percentage		Shares	Percentage
United States Department of the Treasury	24,225,743 (2)	3.64%	24,225,743	—	—%

(1) The selling securityholder may offer and sell all or a part of the Warrant Shares pursuant this prospectus supplement, but no estimates can be made as to the number of Warrant Shares that will be held by the selling securityholder after the completion of any offering.
(2) Represents 24,225,743 Warrant Shares issuable to Treasury pursuant to the Warrants.

PLAN OF DISTRIBUTION
The selling securityholder and any of its donees, pledgees, transferees or other successors in interest may, from time to time, sell any or all of their Warrant Shares covered hereby on Nasdaq or sell any or all of their Warrant Shares or Warrants on any other stock exchange, market or trading facility on which such securities become tradeable or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.
The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. However, there is no established public trading market for the Warrants and we do not intend to apply for listing of the Warrants on any securities exchange or recognized trading system. The price at which the Warrants may be sold will depend, in part, on the manner and timing of such sales, but, in any event, we expect such price will likely be derived from the market price of shares of our common stock traded on Nasdaq.
The selling securityholder may use any one or more of the following methods when selling the Warrants or Warrant Shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the Warrants or Warrant Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•to or through underwriters;
•privately negotiated transactions;
•in transactions through broker-dealers that agree with the selling securityholder to sell a specified number of such Warrants or Warrant Shares at a stipulated price per security;
•through the writing or settlement of options or other derivative transactions, whether through an options exchange or otherwise;
•gifts to charitable organizations, who may in turn sell such Warrants or Warrant Shares in accordance with the methods described herein;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The selling securityholder may also sell Warrants or Warrant Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.
Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of Warrants or Warrant Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.
In connection with the sale of the Warrants or Warrant Shares, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholder may also sell shares of our common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with brokerdealers or other financial institutions or create one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of Warrants or Warrant Shares offered by this prospectus supplement, which Warrants or Warrant Shares, as applicable, such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
The selling securityholder and any broker-dealers or agents that are involved in selling the Warrants or Warrant Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Warrants or Warrant Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We are required to pay certain fees and expenses incurred by us incident to the registration of the Warrants and Warrant Shares. We have agreed to indemnify the selling securityholder against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act, and the selling securityholder may be entitled to contribution.
The selling securityholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.
To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any underwriter, brokerdealer or agent regarding the sale by the selling securityholder of the Warrants or Warrant Shares.
We have agreed to use reasonable best efforts to keep the registration statement of which this prospectus supplement is a part (or a replacement) continuously effective and in compliance with the Securities Act until, subject to certain exceptions, the Warrants and Warrant Shares: (i) have been sold pursuant to an effective registration statement; (ii) are able to be sold pursuant to Rule 144 of the Securities Act without limitation on volume or manner of sale; (iii) cease to be outstanding; or (iv) have been sold in a private transaction in which the transferor’s rights under the Warrant Agreement are not assigned to the transferee of the securities.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Warrants and Warrant Shares may not simultaneously engage in market making activities with respect to those securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Warrants and Warrant Shares by the selling securityholder or any other person. We will make copies of this prospectus supplement available to the selling securityholder and have informed them of the need to deliver a copy of this prospectus supplement to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurance that the selling securityholder will sell any or all of the Warrants or Warrant Shares registered pursuant to the registration statement, of which this prospectus supplement forms a part.
Once sold under the registration statement, of which this prospectus supplement forms a part, the Warrants and Warrant Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of American Airlines Group Inc. and American Airlines, Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference in this prospectus supplement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC related to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document.
With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.
We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements (in the case of AAG only) and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. In addition, our filings are available from our website at www.aa.com. None of the information on our website constitutes a part of this prospectus supplement.
We are “incorporating by reference” into this prospectus supplement certain information that we or American file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (other than information that we have furnished (rather than filed) on Form 8-K, which information is expressly not incorporated by reference herein):
•Annual Report of AAG and American on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 17, 2021;
•Current Reports of AAG on Form 8-K filed with the SEC on February 22, 2021 (with respect to Item 5.02 only);
•Current Reports of AAG and American on Form 8-K filed with the SEC on January 19, 2021, January 28, 2021 (with respect to Item 8.01 only), January 29, 2021, February 3, 2021 (with respect to Item 2.05 only), March 8, 2021 (with respect to Item 8.01 only), March 10, 2021, March 17, 2021 and March 24, 2021;
•The portions of AAG’s Definitive Proxy Statement on Schedule 14A and as supplemented by the Definitive Additional Materials on Schedule 14A, filed with the SEC on April 28, 2020, that are incorporated by reference into Part III of its Annual Report on Form 10-K for the year ended December 31, 2019; and
•The description of the common stock of AAG contained in its registration statement on Form 8-A, filed with the SEC on December 3, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.
All documents that AAG and American file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or subsequent to the date of this prospectus supplement, and, in all events, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which is not deemed filed and not incorporated by reference herein.

You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:
Investor Relations
1 Skyview Drive
Mail Drop 8B351
Fort Worth, Texas 76155
Tel: (817) 963-1234

PROSPECTUS
AMERICAN AIRLINES GROUP INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Purchase Contracts
Units
Guarantees

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AAL.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 19, 2020.

TABLE OF CONTENTS
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that American Airlines Group Inc. and American Airlines, Inc. filed jointly with the U.S. Securities and Exchange Commission, or the SEC, each as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “AAG,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Airlines Group Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “AAI,” we mean American Airlines, Inc. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
Each of AAG and AAI files reports, proxy statements and other information with the SEC as required under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.aa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Annual Report of AAG and AAI on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 19, 2020;
•The information specifically incorporated by reference into the Annual Report of AAG and AAI on Form 10-K from AAG’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2019;
•Current Reports of AAG and AAI on Form 8-K filed with the SEC on January 29, 2020 ; and
•The description of the common stock of AAG contained in its registration statement on Form 8-A, filed with the SEC on December 3, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. For the avoidance of doubt, we are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee Report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 to Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Corporate Secretary
American Airlines Group Inc.
1 Skyview Drive
Fort Worth, Texas 76155
(817) 963-1234
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
American Airlines Group Inc. (“AAG”), a Delaware corporation, is a holding company and its principal, wholly-owned subsidiaries are American Airlines, Inc. (“AAI”), Envoy Aviation Group Inc., PSA Airlines, Inc. and Piedmont Airlines, Inc. AAG was formed in 1982 under the name AMR Corporation as the parent company of AAI, which was founded in 1934.
Our principal executive offices are located at 1 Skyview Drive, Fort Worth, Texas 76155. Our telephone number is (817) 963-1234, and our internet address is www.aa.com. Information contained on our and/or our subsidiaries’ websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.
RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of AAG’s capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
AAG’s authorized capital stock consists of:
•1.75 billion shares of common stock, $0.01 par value; and
•200 million shares of preferred stock, $0.01 par value.
Common Stock
Dividends
Holders of AAG common stock are entitled to receive dividends or other distributions in cash, stock or property of AAG when, as and if declared on the common stock by AAG’s board of directors from time to time out of assets or funds of AAG legally available therefor, subject to the rights of holders of any outstanding preferred stock.
Voting Rights
Holders of AAG common stock are entitled to one vote per share on all matters submitted to a vote of common stockholders, except that voting rights of non-U.S. citizens are limited as described below under “—Other Provisions Restricting Transfer and Ownership.” Holders of AAG common stock have no right to cumulate their votes.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution, or winding up of AAG, holders of AAG common stock are entitled to receive the assets and funds legally available for distribution in proportion to the number of shares held by them after payments to creditors and of preferential amounts, if any, to which any holders of AAG preferred stock may be entitled. If AAG has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In such case, AAG must pay the applicable distribution to holders of its preferred stock, if required pursuant to the terms of any such preferred stock, before it may pay distributions to holders of AAG common stock.
Other Rights
In the event of a merger or consolidation of AAG with or into another entity, the holders of AAG common stock are entitled to receive the same per share consideration on a per share basis.
Holders of AAG’s common stock are not entitled to preemptive rights to purchase additional shares.
Transfer Agent
The transfer agent and registrar for AAG’s common stock is American Stock Transfer & Trust Company, LLC.
Preferred Stock
AAG’s certificate of incorporation authorizes the issuance of up to 200 million shares of preferred stock from time to time, in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, as are stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by AAG’s board of directors.
Holders of shares of AAG’s preferred stock are not entitled to preemptive rights to purchase additional shares.
Certain Anti-takeover Provisions of AAG’s Certificate of Incorporation and Bylaws
Certain provisions of AAG’s certificate of incorporation and bylaws may have the effect of delaying or preventing a change in control if AAG’s board of directors determines such change in control is not in the best interests of AAG and its stockholders. These provisions include, among other things, the following:
•the ability to authorize undesignated preferred stock with super voting, special approval, dividend, or other rights or preferences that could impede the success of any attempt to acquire AAG;
•advance notice procedures for stockholder proposals to be considered at stockholders’ meetings;
•the ability of AAG’s board of directors to fill vacancies on the board;
•a prohibition against stockholders taking action by written consent;
•a prohibition against stockholders calling a special meeting of stockholders, except by written demand, delivered in compliance with the requirements of AAG’s bylaws, of stockholders holding at least 20% of the outstanding voting power of AAG’s shares;
•certain restrictions on security ownership by persons who are not citizens of the U.S. (see the section entitled “—Other Provisions Restricting Transfer and Ownership” below);
•certain restrictions on transfer of securities by persons or groups holding 4.75% or more of AAG’s capital stock or transfers resulting in a new person or group holding 4.75% or more of AAG’s capital stock (see the section entitled “—Other Provisions Restricting Transfer and Ownership” below);
•requiring the approval of holders of at least 80% of the voting power of the shares entitled to vote in the election of directors to modify or amend the AAG bylaws; and
•super-majority voting requirements to modify or amend specified provisions of the AAG certificate of incorporation.
AAG is also subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:
•prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in such stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Under Section 203, a “business combination” includes:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Other Provisions Restricting Transfer and Ownership
The AAG certificate of incorporation and bylaws also impose certain restrictions on the transferability and ownership of AAG common stock, preferred stock, warrants, rights or options to purchase AAG common stock and certain other equity-type interests of AAG, which we refer to collectively as AAG Securities, in order to comply with U.S. law and related rules and regulations of the U.S. Department of Transportation, which we refer to as the DOT, and to reduce the possibility that subsequent changes in the ownership of AAG Securities could result in limitations on the use of the significant deductions in any year for net operating losses carried over from prior taxable years, and other valuable income tax attributes of AAG and its subsidiaries.
Restrictions on Transfer
Subject to certain exceptions, or the prior approval of AAG’s board of directors, the AAG certificate of incorporation restricts any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating AAG Securities if such person or entity would become a Substantial Stockholder, which the AAG certificate of incorporation defines generally as a person or entity with a percentage ownership of 4.75% or more of the outstanding capital stock of AAG or if such acquisition would increase the percentage stock ownership (as determined under applicable tax law principles) of a Substantial Stockholder. These restrictions may remain in effect until December 9, 2021 and may be waived by the board of directors of AAG on a case-by-case basis.
Foreign Ownership Limitations
The AAG certificate of incorporation and bylaws provide that, consistent with the requirements of Subtitle VII of Title 49 of the United States Code, as amended (the “Aviation Act”), any persons or entities who are not a “citizen of the United States” (as defined under the Aviation Act and administrative interpretations issued by the DOT, its predecessors and successors, from time to time), including any agent, trustee or representative of such persons or entities (a non-citizen), shall not, in the aggregate, own (beneficially or of record) and/or control more than (a) 24.9% of the aggregate votes of all of our outstanding equity securities or (b) 49.0% of our outstanding equity securities. The AAG certificate of incorporation and bylaws further specify that it is the duty of each stockholder who is a non-citizen to register his, her or its equity securities on our foreign stock record and provide for remedies applicable to stockholders that exceed the voting and ownership caps described above. In addition, any attempt to transfer AAG Securities to a non-U.S. person in excess of 49.0% of our outstanding equity securities will be void and of no effect and will not be recorded in our books and records.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any prospectus supplement or free writing prospectus, as applicable, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell one or more particular series of debt securities, we will describe the specific terms of such series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities and guarantees, if any, may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. The debt securities issued by AAG may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis by AAI or any of AAG’s other subsidiaries.
The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “AAG,” “we,” “our” or “us” refer to American Airlines Group Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires, and “AAI” refers to American Airlines, Inc. excluding its subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which accrual of interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest on the debt securities will be made;
•if payments of principal of, premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants set forth in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether AAI or any of its other direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:
•we are the surviving corporation or the successor person (if other than AAG) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any subsidiary of AAG may consolidate with, merge into or transfer all or part of its properties to AAG. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of AAG; and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;

•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the securities of each series voting as a class). We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in a currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and such debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture, the debt securities or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, rights, purchase contracts, units or guarantees issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments, as applicable, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered to the holders of beneficial interests in the securities.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear, or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS
Unless we tell you otherwise in the applicable prospectus supplement, Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of AAG. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of American Airlines Group Inc. (AAG) as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change to the method of accounting for leases.
To the extent that KPMG LLP audits and reports on financial statements of AAG issued at future dates, and consents to the use of its reports thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its reports and said authority.